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                                                                    EXHIBIT 23.4

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated January 12, 2004 relating to the financial statements, which appears in the 2003 Annual Report to Shareholders, which is incorporated by reference in the SunTrust Banks, Inc. Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Atlanta, GA
August 19, 2004